Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SoundView Home Loan Trust 2006-A

$[454,606,000] (Approximate)

Financial Asset Securities Corp.
Depositor

Litton Loan Servicing LP

Servicer

Underwriter

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Sean Curran	(203) 618-2426	currans@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
John Sang	(212) 438-6058	John_Sang@standardandpoors.com
Todd Niemy	(212) 438-2494	Todd_Niemy@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Daniel Gringauz	(212) 553-4108	Daniel.Gringauz@moodys.com
Anthony Deshetler	(201) 915-8306	Anthony_Deshetler@moodys.com

Fitch	Phone	E-mail Address
Vanessa Purwin	(212) 908-0269	vanessa.purwin@fithcratings.com

Preliminary Term Sheet  Date Prepared: June 27, 2006

$[454,606,000] (Approximate)

Publicly Offered Certificates

SoundView Home Loan Trust 2006-A

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat (4)	(Mths) Call/Mat(4)	Moody’s/Fitch	Distribution Date	Type
A	$365,334,000	1.05 / 1.05	1-31/1-31	[Aaa/AAA]	November 2035	Floating Rate Senior
M-1	$31,274,000	5.86 / 7.35	31-76/31-171	[Aa1/AA+]	November 2035	Floating Rate Subordinate
M-2	$30,136,000	4.91 / 5.40	47-76/47-160	[Aa2/AA+]	November 2035	Floating Rate Subordinate
M-3	$14,784,000	4.56 / 5.05	43-76/43-154	[Aa3/AA]	November 2035	Floating Rate Subordinate
M-4	$13,078,000	4.45 / 4.94	41-76/37-129	[A1/A+]	November 2035	Floating Rate Subordinate
M-5	$12,509,000	Not Marketed Hereby		[A2/A]	November 2035	Floating Rate Subordinate
M-6	$11,372,000			[A3/A]	November 2035	Floating Rate Subordinate
M-7	$11,657,000			[Baa1/A-]	November 2035	Floating Rate Subordinate
M-8	$11,372,000			[Baa2/BBB+]	November 2035	Floating Rate Subordinate
M-9	$8,813,000			[Baa3/BBB]	November 2035	Floating Rate Subordinate
M-10 (4)	$8,814,000			[Ba1/BBB-]	November 2035	Floating Rate Subordinate
M-11 (4)	$7,961,000			[Ba2/BB+]	November 2035	Floating Rate Subordinate
M-12 (4)	$16,774,000			[NR/BB]	November 2035	Floating Rate Subordinate
M-13 (4)	$8,813,000			[NR/BB-]	November 2035	Floating Rate Subordinate
M-14 (4)	$7,676,000			[NR/B+]	November 2035	Floating Rate Subordinate
M-15 (4)	$8,245,000			[NR/B]	November 2035	Floating Rate Subordinate
Total:	$568,612,761
(1)
The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Certificates (the “Offered Certificates”) are backed primarily by the cash flow from a pool of fixed-rate and adjustable-rate second-lien Mortgage Loans. The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)
The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates are priced to call. The margin on the Class A Certificates doubles on the first Distribution Date after the clean-up call date. The margins on the Subordinate Certificates (as defined hererin) will increase by 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.
(4)
The Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class M-13, Class M-14 and Class M-15 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”

Depositor:	Financial Asset Securities Corp.

Servicers:
Countrywide Home Loans Servicing LP will be servicer of all the loans originated by Countrywide (0.35% of the pool) and GMAC Mortgage Corporation will be the interim servicer of all loans not originated by Countrywide Home Loans, Inc until no later than [September 30, 2006]. After such date, [Litton Loan Servicing LP] will be the servicer of all the loans not originated by Countrywide Home Loans, Inc.

Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:	Wachovia Capital Markets, LLC.

Trustee:	Deutsche Bank National Trust Company.

Custodian:	Deutsche Bank National Trust Company.

Swap Provider:	[TBD].

Originators:	Ameriquest Mortgage Company (50.80%), Fremont Investment & Loan (15.01%), Meritage Mortgage Corporation(3.89%), New Century Mortgage Corporation (29.88%) and all others, less than 1.00%.

Certificates:
The Class A Certificates (the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class M-13, Class M-14 and Class M-15 Certificates (the “Subordinate Certificates”, and together with the Senior Certificates, the “Certificates”). The Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates are referred to herein as the “Offered Certificates.” The Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 Class M-11, Class M-12, Class M-13, Class M-14 and Class M-15 Certificates will be offered privately pursuant to rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers.”

The Trust will also issue the Class C, Class X, Class P and Class R Certificates, none of which will be publicly offered.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on June 1, 2006.

Expected Pricing Date:	On or about June [30] 2006.

Expected Closing Date:	On or about July 13, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in July 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based exemptions.

SMMEA Eligibility:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter, provided that the Certificates must be purchased in minimum total investments of at least $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on a collateral prepayment assumption of 30% CPR (100% PPC):

Mortgage Loans:
As of June 1, 2006, the aggregate scheduled principal balance of the mortgage loans described herein is assumed to be approximately $568,612,761 (the “Mortgage Loans”), consisting of a pool of fixed-rate and adjustable-rate, fully-amortizing and balloon, second-lien mortgage loans. See the attached collateral descriptions for additional information on the Mortgage Loans.

On the Closing Date, up to [2.62]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date may be 30 to 59 days delinquent.

The information set forth herein with respect to the Statistical Calculation Mortgage Loans is expected to be representative of the characteristics of the Mortgage Loans that will be included in the trust on the Closing Date. It is expected that principal payments will reduce the principal balance of the Statistical Calculation Mortgage Loans by the Closing Date and that certain of the Statistical Calculation Mortgage Loans will not be included in the trust on the Closing Date. As a result it is expected that the principal balance of the Mortgage Loans to be included in the trust on the Closing Date will be less than the principal balance of the Statistical Calculation Mortgage Loans as of the Cut-off Date. Solely for determining the principal balances of the Offered Certificates in order to minimize the variance of the principal balance of the Offered Certificates as of the Closing Date, it is estimated but not guaranteed that the aggregate principal balance of the Mortgage Loans will be approximately $568,612,761 as of the Cut-off Date. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the fourth page) will increase or decrease by more than 10% by the Closing Date.

Pass-Through Rate:	The “Pass-Through Rate” for each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on the Senior and Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12.

Adjusted Net Mortgage
Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the related servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk manager fee rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any adjustable-rate Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the related servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk manager fee rate.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Monthly Servicer
Advances:	The Servicers are required to advance interest only (net of the servicing fee) for any delinquent Mortgage Loan, but is not required to make any advance the Servicer deems to be nonrecoverable.

Charge-off Policy:	Any Mortgage Loan delinquent more than 180 days will be generally charged off. Any recoveries of principal and interest on any of the Mortgage Loans will be distributed solely to the holders of the Class X Certificates.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with a notional amount equal to, on each Distribution Date, the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250, the Trust will be obligated to pay a monthly rate of [5.55]% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount (calculated on an actual/360 basis) as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will generally be paid on the related Distribution Date, and generally on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Credit Enhancement: Consists of the following:
1) Excess Cashflow;
2) Swap Agreement;
3) Overcollateralization Amount; and
4) Subordination.

Credit Support:
Class	Rating (M/F)	Initial Credit Enhancement	Target Credit Enhancement Before Stepdown Date	Target Credit Enhancement On or After Stepdown Date
A	[Aaa/AAA]	[35.75%]	[39.35%]	[78.70%]
M-1	[Aa1/AA+]	[30.25%]	[33.85%]	[67.70%]
M-2	[Aa2/AA+]	[24.95%]	[28.55%]	[57.10%]
M-3	[Aa3/AA]	[22.35%]	[25.95%]	[51.90%]
M-4	[A1/A+]	[20.05%]	[23.65%]	[47.30%]
M-5	[A2/A]	[17.85%]	[21.45%]	[42.90%]
M-6	[A3/A]	[15.85%]	[19.45%]	[38.90%]
M-7	[Baa1/A-]	[13.80%]	[17.40%]	[34.80%]
M-8	[Baa2/BBB+]	[11.80%]	[15.40%]	[30.80%]
M-9	[Baa3/BBB]	[10.25%]	[13.85%]	[27.70%]
M-10	[Ba1/BBB-]	[8.70%]	[12.30%]	[24.60%]
M-11	[Ba2/BB+]	[7.30%]	[10.90%]	[21.80%]
M-12	[NR/BB]	[4.35%]	[7.95%]	[15.90%]
M-13	[NR/BB-]	[2.80%]	[6.40%]	[12.80%]
M-14	[NR/B+]	[1.45%]	[5.05%]	[10.10%]
M-15	[NR/B]	[0.00%]	[3.60%]	[7.20%]

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:
If the Excess Cashflow and overcollateralization are insufficient to cover Realized Losses, the aggregate certificate principal balance of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to zero. On or after the Distribution Date in August 2006, to the extent the Overcollateralization Amount is below the Required Overcollateralization Amount, Excess Cashflow will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

Required
Overcollateralization
Amount:                     On or after the Distribution Date in August 2006, the “Required Overcollateralization Amount” is equal to:
(i)	prior to the Stepdown Date, [3.60]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[7.20] % of the current principal balance of the Mortgage Loans;
(b)	0.50 % of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in July 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to [78.70]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date if the 60+ delinquency percentage exceeds [16.00]% of the current Senior Credit Enhancement Percentage while the Senior Certificates are outstanding.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative defaulted Mortgage Loans as a percentage of the principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
July 2008 - June 2009	[2.65]% for the first month plus an additional 1/12th of [3.35]% for each month thereafter
July 2009 - June 2010	[6.00]% for the first month plus an additional 1/12th of [3.30]% for each month thereafter
July 2010 - June 2011	[9.30]% for the first month plus an additional 1/12th of [2.65]% for each month thereafter
July 2011 - June 2012	[11.95]% for the first month plus an additional 1/12th of [1.30]% for each month thereafter
July 2012 and thereafter	[13.25]%

Trigger Event:	A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by the Net Swap Payments received under the Swap Agreement, and third by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-15 Certificates, second to the Class M-14 Certificates, third to the Class M-13 Certificates, fourth to the Class M-12 Certificates, fifth to the Class M-11 Certificates, sixth to the Class M-10 Certificates, seventh to the Class M-9 Certificates, eighth to the Class M-8 Certificates, ninth to the Class M-7 Certificates, tenth to the Class M-6 Certificates, eleventh to the Class M-5 Certificates, twelfth to the Class M-4 Certificates, thirteenth to the Class M-3 Certificates, fourteenth to the Class M-2 Certificates, and fifteenth, to the Class M-1 Certificates.

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)     Interest funds, net of servicing, trustee and credit risk manager fees, as follows: first to pay monthly interest plus any previously unpaid interest to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates, eleventh, monthly interest to the Class M-10 Certificates, twelfth, monthly interest to the Class M-11 Certificates, thirteenth, monthly interest to the Class M-12, Certificates, fourteenth, monthly interest to the Class M-13 Certificates, fifteenth, monthly interest to the Class M-14 Certificates and sixteenth monthly interest to the Class M-15 Certificates.

2)     Principal funds, as follows: monthly principal to the Class A Certificates, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown," then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 as described under “Principal Paydown”, then monthly principal to the Class M-6 as described under “Principal Paydown”, then monthly principal to the Class M-7 as described under “Principal Paydown”, then monthly principal to the Class M-8 as described under “Principal Paydown”, then monthly principal to the Class M-9 as described under “Principal Paydown”, then monthly principal to the Class M-10 as described under “Principal Paydown”, then monthly principal to the Class M-11 as described under “Principal Paydown”, then monthly principal to the Class M-12 as described under “Principal Paydown”, then monthly principal to the Class M-13as described under “Principal Paydown”, then monthly principal to the Class M-14 as described under “Principal Paydown” and then monthly principal to the Class M-15 as described under “Principal Paydown”.

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, then any unpaid applied Realized Loss amount to the Class M-11 Certificates, then any previously unpaid interest to the Class M-12 Certificates, then any unpaid applied Realized Loss amount to the Class M-12 Certificates, then any previously unpaid interest to the Class M-13 Certificates, then any unpaid applied Realized Loss amount to the Class M-13 Certificates, then any previously unpaid interest to the Class M-14 Certificates, then any unpaid applied Realized Loss amount to the Class M-14 Certificates, then any previously unpaid interest to the Class M-15 Certificates, then any unpaid applied Realized Loss amount to the Class M-15 Certificates.

4)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first to the Class A Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certficatess, then to the Class M-11 Certficatess, then to the Class M-12 Certficates, then to the Class M-13 Certficatess, then to the Class M-14 Certficatess, and then, to the Class M-15 Certficates

5)     Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the Pooling Agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Trigger Event pursuant to the Swap Agreement).

Principal Paydown:
1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates. If the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificate, 10) Class M-10 Certificates, 11) Class M-11 Certificates, 12) Class M-12 Certificates, 13) Class M-13 Certificates, 14) Class M-14 Certificates and 15) Class M-15 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Class A Certificates, such that the Class A Certificates will have at least [78.70]% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [67.70]% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least [57.10]% credit enhancement, fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have at least [51.90]% credit enhancement, fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [47.30] % credit enhancement, sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [42.90]% credit enhancement, seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [38.90]% credit enhancement, eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [34.80]% credit enhancement, ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [30.80]% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [27.70]% credit enhancement, eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least [24.60]% credit enhancement, twelfth, to the Class M-11 Certificates such that the Class M-11 Certificates will have at least [21.80]% credit enhancement, thirteenth, to the Class M-12 Certificates such that the Class M-12 Certificates will have at least [15.90]% credit enhancement, fourteenth, to the Class M-13 Certificates such that the Class M-13 Certificates will have at least [12.80]% credit enhancement, fifteenth, to the Class M-14 Certificates such that the Class M-14 Certificates will have at least [10.10]% credit enhancement, and sixteenth, to the Class M-15 Certificates such that the Class M-15 Certificates will have at least [7.20]% credit enhancement (subject, in the case of the most subordinate certificate outstanding, a potentially larger principal payment if the more senior classes of certificates have credit enhancement percentages in excess of the percentages stated above).

Swap Account:                      Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount, up to the Swap Account Principal Release Amount;

(iv)	to pay any amounts in excess of the “Swap Account Required Balance” in the following order:

i.	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

ii.	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

iii.	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

iv.
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class M-13, Class M-14 and Class M-15 Certificates.

Swap Account Principal
Release Amount:	The lesser of (1) the current balance of the Swap Account and (2) the difference of (a) cumulative Realized Losses, over (b) the cumulative Swap Account Principal Release Amounts from prior periods.

Swap Account
Required Balance:	On any Distribution Date equals the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount on such Distribution Date.

Swap Agreement Schedule

Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	N/A	N/A
3	N/A	N/A
4	N/A	N/A
5	N/A	N/A
6	442,112,708.42	[5.550]
7	420,407,194.93	[5.550]
8	399,765,386.67	[5.550]
9	380,135,232.29	[5.550]
10	361,467,224.47	[5.550]
11	343,714,275.64	[5.550]
12	326,831,599.93	[5.550]
13	310,776,600.66	[5.550]
14	295,508,763.52	[5.550]
15	280,989,554.86	[5.550]
16	266,269,657.02	[5.550]
17	249,174,210.35	[5.550]
18	236,760,302.78	[5.550]
19	225,123,376.15	[5.550]
20	214,057,255.22	[5.550]
21	203,533,987.33	[5.550]
22	193,526,986.85	[5.550]
23	184,010,968.36	[5.550]
24	174,961,883.19	[5.550]
25	166,356,858.94	[5.550]
26	158,174,142.07	[5.550]
27	150,393,043.15	[5.550]
28	142,993,884.95	[5.550]
29	135,957,952.93	[5.550]
30	129,267,448.21	[5.550]
31	122,905,442.81	[5.550]
32	116,855,837.11	[5.550]
33	111,103,319.35	[5.550]
34	105,633,327.12	[5.550]
35	100,432,010.73	[5.550]
36	95,486,198.37	[5.550]
37	90,783,363.01	[5.550]
38	86,311,590.81	[5.550]
39	82,059,551.19	[5.550]
40	78,016,468.31	[5.550]
41	74,172,093.93	[5.550]
42	70,516,681.62	[5.550]
43	67,040,962.20	[5.550]
44	63,736,120.45	[5.550]
45	60,593,772.86	[5.550]
46	57,605,946.55	[5.550]
47	0.00	[5.550]

Mortgage Loans
Scheduled Balances as of the June 1, 2006
		Minimum	Maximum
Scheduled Principal Balance	$568,612,761	$2,758	$198,644
Average Scheduled Principal Balance	$53,301
Number of Mortgage Loans	10,668

Weighted Average Gross Coupon	10.427%	6.000%	16.250%
Weighted Average FICO Score	659	548	813
Weighted Average Combined Original LTV	99.83%	40.00%	100.00%

Weighted Average Original Term	349 months	60 months	360 months
Weighted Average Stated Remaining Term	339 months	48 months	352 months
Weighted Average Seasoning	10 months	6 months	29 months

Weighted Average Gross Margin	8.421%	5.875%	12.625%
Weighted Average Minimum Interest Rate	9.679%	6.875%	13.625%
Weighted Average Maximum Interest Rate	16.679%	13.875%	20.625%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	15 months	13 months	16 months

Maturity Date		Jun 1 2010	Oct 1 2035
Maximum Zip Code Concentration	0.30%	92562

ARM	1.99%	Alternative Documentation	0.01%
Fixed Rate	98.01%	Easy Documentation	0.02%
		Full Documentation	42.08%
2/13 6 MO LIBOR	0.09%	Limited Documentation	3.19%
2/13 6 MO LIBOR Balloon	1.91%	Stated Documentation	54.70%
30/15 Fixed Balloon	2.15%
Fixed Rate 05 Yr	0.04%	Cash Out Refinance	11.38%
Fixed Rate 10 Yr	0.34%	Home Improvement	0.11%
Fixed Rate 15 Yr	0.98%	Purchase	87.51%
Fixed Rate 20 Yr	0.95%	Rate/Term Refinance	0.99%
Fixed Rate 25 Yr	0.01%
Fixed Rate 30 Yr	93.54%	Condominium	10.22%
		Planned Unit Development	13.74%
Not Interest Only	100.00%	Single Family	69.02%
		Two-to-Four Family	7.03%
Prepay Penalty: N/A	64.43%
Prepay Penalty: 12 months	4.39%	Investor	0.09%
Prepay Penalty: 24 months	24.81%	Primary	98.05%
Prepay Penalty: 36 months	6.35%	Second Home	1.86%
Prepay Penalty: 60 months	0.02%
		Top 5 States:
Second Lien	100.00%	California	35.50%
		Florida	10.87%
		New York	5.48%
		Illinois	5.48%
		Arizona	4.36%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	6,120	198,294,497.73	34.87%	10.506	334	99.80	649
50,000.01 - 100,000.00	3,555	250,246,254.81	44.01%	10.440	341	99.84	661
100,000.01 - 150,000.00	918	107,649,509.41	18.93%	10.340	342	99.90	669
150,000.01 - 200,000.00	75	12,422,499.31	2.18%	9.658	335	99.40	677
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	7	272,915.55	0.05%	6.000	345	99.90	648
6.500 - 6.999	2	190,605.84	0.03%	6.965	307	98.91	640
7.000 - 7.499	7	469,098.64	0.08%	7.244	230	99.87	745
7.500 - 7.999	24	1,210,818.56	0.21%	7.860	296	99.66	696
8.000 - 8.499	172	8,835,470.09	1.55%	8.279	331	99.92	693
8.500 - 8.999	555	33,933,688.98	5.97%	8.798	339	99.77	689
9.000 - 9.499	1,046	54,266,179.54	9.54%	9.249	339	99.88	684
9.500 - 9.999	1,881	107,499,255.56	18.91%	9.803	342	99.83	672
10.000 -10.499	1,534	81,901,903.10	14.40%	10.222	336	99.87	653
10.500 -10.999	1,754	102,229,140.81	17.98%	10.728	344	99.80	662
11.000 -11.499	1,910	96,502,336.88	16.97%	11.218	341	99.91	640
11.500 -11.999	1,293	65,221,771.88	11.47%	11.794	339	99.81	633
12.000 -12.499	361	12,917,113.77	2.27%	12.132	314	99.46	627
12.500 -12.999	45	975,041.09	0.17%	12.748	177	97.40	627
13.000 -13.499	26	757,795.51	0.13%	13.211	167	98.69	635
13.500 -13.999	15	410,543.65	0.07%	13.664	169	99.51	632
14.000 -14.499	11	282,438.91	0.05%	14.207	178	99.18	613
14.500 -14.999	16	433,342.45	0.08%	14.739	171	100.00	618
15.000 -15.499	4	130,627.55	0.02%	15.028	172	100.00	617
15.500 -15.999	4	139,722.72	0.02%	15.675	171	100.00	621
16.000 -16.499	1	32,950.18	0.01%	16.250	172	100.00	647
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Original FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
525-549	1	8,249.23	0.00%	12.750	110	95.00	548
550-574	123	2,417,140.41	0.43%	11.335	242	97.68	568
575-599	625	25,863,539.98	4.55%	10.979	331	99.59	588
600-624	1,934	88,997,187.37	15.65%	10.815	336	99.80	615
625-649	2,839	148,049,339.10	26.04%	10.815	341	99.87	637
650-674	2,393	130,966,623.52	23.03%	10.366	340	99.87	661
675-699	1,315	81,754,669.88	14.38%	9.951	340	99.82	686
700+	1,436	90,500,552.09	15.92%	9.746	339	99.87	732
None	2	55,459.68	0.01%	10.441	349	100.00	0
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	1	73,341.81	0.01%	10.875	171	40.00	694
70.00- 74.99	2	127,690.86	0.02%	11.683	183	73.49	622
75.00- 79.99	1	36,905.87	0.01%	12.740	170	79.40	630
80.01- 84.99	3	95,250.21	0.02%	12.086	155	83.46	608
85.00- 89.99	11	612,253.95	0.11%	10.405	312	87.88	650
90.00- 94.99	60	2,547,943.94	0.45%	10.320	301	91.81	644
95.00- 99.99	502	19,286,285.56	3.39%	10.453	309	96.98	647
100.00	10,088	545,833,089.06	95.99%	10.426	340	100.00	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	25	218,438.03	0.04%	11.975	50	94.52	609
120	186	1,938,181.82	0.34%	11.558	110	95.65	611
180	683	29,136,419.76	5.12%	10.622	170	99.32	657
240	155	5,418,679.64	0.95%	10.348	228	99.42	642
300	1	44,641.53	0.01%	9.990	290	100.00	649
360	9,618	531,856,400.48	93.54%	10.412	350	99.88	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	25	218,438.03	0.04%	11.975	50	94.52	609
61-120	186	1,938,181.82	0.34%	11.558	110	95.65	611
121-180	683	29,136,419.76	5.12%	10.622	170	99.32	657
181-240	155	5,418,679.64	0.95%	10.348	228	99.42	642
241-300	1	44,641.53	0.01%	9.990	290	100.00	649
301-360	9,618	531,856,400.48	93.54%	10.412	350	99.88	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	212	10,312,565.55	1.81%	10.208	337	99.84	655
20.01 -25.00	288	13,312,940.62	2.34%	10.286	338	99.97	655
25.01 -30.00	584	25,624,490.33	4.51%	10.325	337	99.75	657
30.01 -35.00	1,019	47,722,605.22	8.39%	10.421	339	99.87	660
35.01 -40.00	1,917	97,942,462.04	17.22%	10.465	340	99.86	660
40.01 -45.00	2,836	155,901,207.10	27.42%	10.470	339	99.88	660
45.01 -50.00	3,638	209,836,837.47	36.90%	10.416	341	99.79	657
50.01 -55.00	145	6,763,549.92	1.19%	10.219	252	99.63	647
55.01 -60.00	7	282,152.89	0.05%	10.287	266	100.00	607
None	22	913,950.12	0.16%	10.791	170	97.55	639
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	179	11,334,457.13	1.99%	9.679	171	99.82	670
Fixed Rate	10,489	557,278,304.13	98.01%	10.442	342	99.83	658
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	11	487,678.76	0.09%	10.006	170	100.00	641
2/13 6 MO LIBOR Balloon	168	10,846,778.37	1.91%	9.664	171	99.81	671
30/15 Fixed Balloon	314	12,214,812.78	2.15%	11.407	169	99.07	653
Fixed Rate 05 Yr	25	218,438.03	0.04%	11.975	50	94.52	609
Fixed Rate 10 Yr	186	1,938,181.82	0.34%	11.558	110	95.65	611
Fixed Rate 15 Yr	190	5,587,149.85	0.98%	10.818	169	98.85	637
Fixed Rate 20 Yr	155	5,418,679.64	0.95%	10.348	228	99.42	642
Fixed Rate 25 Yr	1	44,641.53	0.01%	9.990	290	100.00	649
Fixed Rate 30 Yr	9,618	531,856,400.48	93.54%	10.412	350	99.88	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	10,668	568,612,761.26	100.00%	10.427	339	99.83	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	7,249	366,349,287.85	64.43%	10.653	345	99.90	657
Prepay Penalty: 12 months	381	24,960,438.52	4.39%	10.106	327	99.43	668
Prepay Penalty: 24 months	2,387	141,086,117.97	24.81%	10.078	324	99.74	661
Prepay Penalty: 36 months	649	36,085,855.65	6.35%	9.715	342	99.79	659
Prepay Penalty: 60 months	2	131,061.27	0.02%	10.615	166	100.00	593
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Second Lien	10,668	568,612,761.26	100.00%	10.427	339	99.83	659
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	2	66,185.86	0.01%	10.208	161	100.00	616
Easy Documentation	9	129,839.35	0.02%	11.890	120	93.43	610
Full Documentation	5,128	239,271,963.28	42.08%	9.998	333	99.78	646
Limited Documentation	342	18,112,605.86	3.19%	10.138	349	99.98	655
Stated Documentation	5,187	311,032,166.91	54.70%	10.773	342	99.86	669
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,350	64,718,218.59	11.38%	10.276	337	99.51	643
Home Improvement	7	620,693.97	0.11%	10.618	344	97.14	609
Purchase	9,197	497,619,760.86	87.51%	10.448	339	99.88	661
Rate/Term Refinance	114	5,654,087.84	0.99%	10.309	334	99.29	648
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	1,226	58,087,083.14	10.22%	10.465	344	99.91	663
Planned Unit Development	1,469	78,113,365.79	13.74%	10.380	338	99.94	659
Single Family	7,432	392,446,569.76	69.02%	10.422	339	99.80	657
Two-to-Four Family	541	39,965,742.57	7.03%	10.516	329	99.75	669
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	48	514,002.96	0.09%	12.066	129	93.64	655
Primary	10,414	557,538,136.73	98.05%	10.433	339	99.84	658
Second Home	206	10,560,621.57	1.86%	10.019	313	99.85	696
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	38	1,305,019.15	0.23%	10.607	339	100.00	651
Alaska	27	1,308,567.65	0.23%	10.840	350	99.92	650
Arizona	616	24,763,743.30	4.36%	10.551	333	99.92	661
Arkansas	51	1,490,307.78	0.26%	8.520	339	99.79	642
California	2,385	201,869,335.52	35.50%	10.386	341	99.84	666
Colorado	295	12,913,824.03	2.27%	10.235	338	99.81	648
Connecticut	119	5,394,508.83	0.95%	10.838	338	99.69	640
Delaware	20	787,997.69	0.14%	10.487	330	99.82	642
District of Columbia	5	307,697.77	0.05%	11.191	271	99.82	658
Florida	1,361	61,810,308.52	10.87%	10.507	340	99.87	658
Georgia	330	11,880,821.78	2.09%	10.741	329	99.83	640
Hawaii	108	8,481,946.92	1.49%	9.848	348	99.85	680
Idaho	45	1,427,607.14	0.25%	10.221	324	99.92	665
Illinois	728	31,170,125.74	5.48%	10.833	344	99.86	653
Indiana	117	3,332,283.96	0.59%	10.748	321	99.98	637
Iowa	62	1,632,049.49	0.29%	11.200	329	99.97	635
Kansas	34	971,267.89	0.17%	11.166	289	99.92	632
Kentucky	43	1,257,008.97	0.22%	10.722	338	100.00	640
Louisiana	68	2,079,175.50	0.37%	10.999	331	99.91	643
Maine	19	675,756.38	0.12%	10.471	340	100.00	649
Maryland	264	14,688,459.95	2.58%	10.670	342	99.88	650
Massachusetts	309	19,887,938.90	3.50%	10.575	336	99.59	658
Michigan	216	7,204,996.61	1.27%	10.931	335	99.81	639
Minnesota	227	9,827,251.49	1.73%	9.252	345	99.88	654
Mississippi	22	616,345.23	0.11%	10.759	332	100.00	646
Missouri	129	3,918,612.00	0.69%	10.779	322	99.87	644
Montana	11	354,360.12	0.06%	10.482	350	100.00	662
Nebraska	46	1,230,462.48	0.22%	10.974	336	100.00	642
Nevada	334	18,148,538.62	3.19%	10.633	340	99.92	666
New Hampshire	44	1,928,492.67	0.34%	10.462	349	100.00	659
New Jersey	214	12,662,337.46	2.23%	10.465	344	99.77	656
New Mexico	77	2,487,735.30	0.44%	10.463	337	99.88	650
New York	412	31,179,269.92	5.48%	10.359	343	99.60	668
North Carolina	122	3,705,793.29	0.65%	10.563	319	99.68	632
North Dakota	8	205,241.94	0.04%	10.974	337	100.00	645
Ohio	54	1,275,555.28	0.22%	11.639	237	99.38	623
Oklahoma	52	1,456,880.82	0.26%	10.695	333	99.93	642
Oregon	128	5,537,062.23	0.97%	10.386	315	99.73	646
Pennsylvania	60	2,333,359.58	0.41%	10.627	328	99.73	662
Rhode Island	62	3,111,045.18	0.55%	10.492	329	99.85	674
South Carolina	36	1,096,300.67	0.19%	10.620	323	99.82	635
South Dakota	15	484,845.70	0.09%	10.543	299	99.98	629
Tennessee	105	3,113,459.33	0.55%	9.003	324	99.87	645
Texas	570	18,203,274.76	3.20%	9.576	339	99.97	647
Utah	226	7,813,908.37	1.37%	10.613	333	99.89	649
Vermont	2	70,538.74	0.01%	10.713	351	100.00	681
Virginia	86	5,121,715.62	0.90%	10.035	328	99.40	655
Washington	256	12,435,601.24	2.19%	10.285	335	99.86	651
West Virginia	3	138,726.54	0.02%	11.067	296	100.00	636
Wisconsin	98	3,200,386.04	0.56%	11.008	338	99.94	642
Wyoming	9	314,911.17	0.06%	11.445	323	99.26	631
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	41,731.87	0.37%	6.875	172	95.00	710
6.000 - 6.499	6	314,594.03	2.78%	7.241	171	100.00	760
6.500 - 6.999	7	367,340.20	3.24%	7.765	171	99.51	717
7.000 - 7.499	12	834,655.45	7.36%	8.461	171	100.00	723
7.500 - 7.999	24	1,975,726.75	17.43%	9.388	171	99.77	686
8.000 - 8.499	45	3,036,523.84	26.79%	9.655	171	100.00	659
8.500 - 8.999	23	1,841,916.25	16.25%	9.908	171	99.51	680
9.000 - 9.499	45	2,076,681.86	18.32%	10.190	171	99.85	627
9.500 - 9.999	5	223,666.77	1.97%	10.730	172	100.00	648
10.000 -10.499	4	308,354.78	2.72%	11.218	172	100.00	654
10.500 -10.999	2	90,539.84	0.80%	12.417	170	100.00	652
12.000+	5	222,725.49	1.97%	13.326	171	100.00	635
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	1	41,731.87	0.37%	6.875	172	95.00	710
7.000 - 7.499	6	314,594.03	2.78%	7.241	171	100.00	760
7.500 - 7.999	7	367,340.20	3.24%	7.765	171	99.51	717
8.000 - 8.499	10	691,989.70	6.11%	8.341	171	100.00	736
8.500 - 8.999	16	1,039,899.84	9.17%	8.771	171	100.00	701
9.000 - 9.499	33	1,916,556.89	16.91%	9.227	171	100.00	667
9.500 - 9.999	28	2,392,342.44	21.11%	9.854	171	99.57	677
10.000 -10.499	59	3,382,898.91	29.85%	10.205	171	99.81	636
10.500 -10.999	8	565,483.14	4.99%	10.729	171	100.00	652
11.000 -11.499	4	308,354.78	2.72%	11.218	172	100.00	654
11.500 -11.999	1	57,821.59	0.51%	11.875	170	100.00	664
13.000 -13.499	4	190,579.02	1.68%	13.253	170	100.00	637
13.500 -13.999	2	64,864.72	0.57%	13.566	171	100.00	626
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.500 -13.999	1	41,731.87	0.37%	6.875	172	95.00	710
14.000 -14.499	6	314,594.03	2.78%	7.241	171	100.00	760
14.500 -14.999	7	367,340.20	3.24%	7.765	171	99.51	717
15.000 -15.499	10	691,989.70	6.11%	8.341	171	100.00	736
15.500 -15.999	16	1,039,899.84	9.17%	8.771	171	100.00	701
16.000 -16.499	33	1,916,556.89	16.91%	9.227	171	100.00	667
16.500 -16.999	28	2,392,342.44	21.11%	9.854	171	99.57	677
17.000 -17.499	59	3,382,898.91	29.85%	10.205	171	99.81	636
17.500 -17.999	8	565,483.14	4.99%	10.729	171	100.00	652
18.000 -18.499	4	308,354.78	2.72%	11.218	172	100.00	654
18.500 -18.999	1	57,821.59	0.51%	11.875	170	100.00	664
20.000 -20.499	4	190,579.02	1.68%	13.253	170	100.00	637
20.500 -20.999	2	64,864.72	0.57%	13.566	171	100.00	626
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	179	11,334,457.13	100.00%	9.679	171	99.82	670
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	179	11,334,457.13	100.00%	9.679	171	99.82	670
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/07	24	1,592,948.68	14.05%	9.865	169	99.82	671
08/01/07	47	2,632,815.45	23.23%	9.498	170	99.74	664
09/01/07	24	1,612,855.75	14.23%	9.976	171	100.00	659
10/01/07	84	5,495,837.25	48.49%	9.625	172	99.80	675
Total	179	11,334,457.13	100.00%	9.679	171	99.82	670

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AAMES	4	130,594.29	0.02%	10.845	250	100.00	621
AMERIQUEST	5,579	288,836,270.57	50.80%	10.736	348	99.97	659
COUNTRYWIDE	47	2,002,046.59	0.35%	10.732	176	98.24	619
FREMONT	1,593	85,343,022.24	15.01%	10.053	334	99.41	650
LONG BEACH MORTGAGE	8	220,318.30	0.04%	10.715	310	99.82	605
MERITAGE	462	22,128,441.15	3.89%	10.552	171	99.49	664
NEW CENTURY	2,973	169,911,293.10	29.88%	10.069	349	99.86	663
WMC	2	40,775.02	0.01%	11.384	166	100.00	600
Total	10,668	568,612,761.26	100.00%	10.427	339	99.83	659